Exhibit 1(d)

Florida Power & Light Company

First Mortgage Bonds

UNDERWRITING AGREEMENT

         [Date]

To the Representatives named in Schedule II

hereto, on behalf of the Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

1. Introductory. Florida Power & Light Company, a Florida corporation (“FPL”), proposes to issue and sell its first mortgage bonds (“First Mortgage Bonds”) of the series designation[s], with the terms and in the principal amount[s] specified in Schedule I hereto (the “Bonds”). FPL hereby confirms its agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 5 hereof, and the term “Underwriter” shall be deemed to mean one of such Underwriters. If the entity or entities listed as a Representative in Schedule II hereto (the “Representatives”) are the same as the entity or entities listed as Underwriters in Schedule II hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such entity or entities. The Representatives represent that they have been authorized by each Underwriter to enter into this agreement on behalf of such Underwriter and to act for it in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named as a Representative in Schedule II hereto, any action under or in respect of this agreement may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

2. Description of Bonds. The Bonds [of each series] will be a series of First Mortgage Bonds issued by FPL under its Mortgage and Deed of Trust, dated as of January 1, 1944, to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (the “Mortgage Trustee”), and The Florida National Bank of Jacksonville (now resigned), as heretofore supplemented and as it will be further supplemented by a supplemental indenture relating to the Bonds (the “Supplemental Indenture”) in substantially the form heretofore delivered to the Representatives. Such Mortgage and Deed of Trust as it has been and will be so supplemented is hereinafter called the “Mortgage.”

3. Representations and Warranties of FPL. FPL represents and warrants to the several Underwriters that:

(a) FPL has filed with the Securities and Exchange Commission (the “Commission”) a joint registration statement with NextEra Energy, Inc., a Florida corporation (“NEE”), and NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEE Capital”), on Form S-3 (Registration Statement Nos. 333-______, 333-______-01 and 333-______-02) (“Registration Statement No. 333-______”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unspecified aggregate amount of [insert description of securities registered]. Such registration statement has become effective and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of FPL, threatened by the Commission. References herein to the term “Registration Statement” (i) as of any given time means Registration Statement No. 333-______, as amended or supplemented to such time, including all documents incorporated by reference therein as of such time pursuant to Item 12 of Form S-3 (“Incorporated Documents”) and any prospectus, preliminary prospectus supplement or prospectus supplement relating to the Bonds (any reference to any preliminary prospectus supplement or any prospectus supplement shall be understood to include the Base Prospectus (as defined below)) deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”) that has not been superseded or modified as of such time and (ii) without reference to any given time means the Registration Statement as of ____ [A.M./P.M.], New York City time, on [______] [the date hereof] (which date and time is the earlier of the date and time of (A) the first use of the preliminary prospectus supplement relating to the Bonds and (B) the first contract of sale of the Bonds), which time shall be considered the “Effective Date” of the Registration Statement. For purposes of the definition of Registration Statement in the preceding sentence, information contained in any prospectus, preliminary prospectus supplement or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. References herein to the term “Pricing Prospectus” means (i) the prospectus relating to FPL forming a part of Registration Statement No. 333-______, including all Incorporated Documents (the “Base Prospectus”), and (ii) any prospectus, preliminary prospectus supplement or prospectus supplement relating to the Bonds deemed to be a part of the Registration Statement that has not been superseded or modified (for purposes of the definition of Pricing Prospectus with respect to a particular offering of the Bonds, information contained in a prospectus, preliminary prospectus supplement or prospectus supplement relating to the Bonds that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus as of the time that prospectus, preliminary prospectus supplement or prospectus supplement is filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”)). References herein to the term “Prospectus” means the Pricing Prospectus that discloses the public offering price and other final terms of the Bonds and otherwise satisfies Section 10(a) of the Securities Act.

The prospectus supplement relating to the Bonds proposed to be filed pursuant to Rule 424 shall be substantially in the form delivered to the Representatives prior to the execution of this agreement. Each of the Underwriters acknowledges that on or subsequent to the Closing Date (as defined in Section 5 hereof), FPL may file a post-effective amendment to the Registration Statement pursuant to Rule 462(d) under the Securities Act or a Current Report on Form 8-K in order to file one or more unqualified opinions of counsel and any documents executed in connection with the offering of the Bonds.

(b) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act (“Rule 405”)) filed within three years of the date hereof; the Registration Statement became effective upon filing; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by FPL and not removed; and with respect to the Bonds, FPL is a “well-known seasoned issuer” within the meaning of subparagraph (1)(ii) of the definition of “well-known seasoned issuer” in Rule 405 and is not an “ineligible issuer” (as defined in Rule 405).

(c) The Registration Statement at the Effective Date fully complied, and the Prospectus, both as of the date hereof and at the Closing Date, and the Registration Statement and the Mortgage, at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended, respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Date, did not, and the Registration Statement, at the Closing Date, will not, contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, both as of the date hereof and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 3(c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statements of Eligibility on Form T-1, or amendments thereto, filed as exhibits to the Registration Statement (collectively, the “Statements of Eligibility”) or to any statements or omissions made in the Registration Statement or the Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry-Only System [or the book-entry only systems of Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”)], that are based solely on information contained in published reports of DTC[, Clearstream or Euroclear]; and the Incorporated Documents, when filed with the Commission, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable instructions, rules and regulations of the Commission thereunder.

(d) As of the Applicable Time (as defined below), the Pricing Disclosure Package (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 3(d) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation of the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus (as defined below), or to any statements in or omissions from the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus relating to the DTC Book-Entry-Only System [or the book-entry only systems of Clearstream or Euroclear] that are based solely on information contained in published reports of DTC[, Clearstream or Euroclear]. References to the term “Pricing Disclosure Package” means the items listed in Schedule III, taken together as a whole. References to the term “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act (“Rule 433”). References to the term “Applicable Time” means ____ [A.M./P.M.], New York City time, on [______] [the date hereof].

(e) As of the Applicable Time, no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, the Prospectus or the Pricing Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(f) The financial statements included as part of or incorporated by reference in the Pricing Disclosure Package, the Prospectus and the Registration Statement present fairly the consolidated financial condition and results of operations of FPL and its subsidiaries taken as a whole at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Pricing Disclosure Package, the Prospectus and the Registration Statement; and Deloitte & Touche LLP, who has audited the audited financial statements of FPL, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

(g) Except as reflected in or contemplated by the Pricing Disclosure Package, since the respective most recent times as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change in the business, properties or financial condition of FPL and its subsidiaries taken as a whole, whether or not in the ordinary course of business, nor has any transaction been entered into by FPL or any of its subsidiaries that is material to FPL and its subsidiaries taken as a whole, other than changes and transactions contemplated by the Pricing Disclosure Package and transactions in the ordinary course of business. FPL and its subsidiaries have no contingent obligation material to FPL and its subsidiaries taken as a whole, which is not disclosed in or contemplated by the Pricing Disclosure Package.

(h) The execution and delivery of this agreement and the consummation of the transactions herein contemplated by FPL, and the fulfillment of the terms hereof on the part of FPL to be fulfilled, have been duly authorized by all necessary corporate action of FPL in accordance with the provisions of its Restated Articles of Incorporation, its Amended and Restated Bylaws and applicable law, and the Bonds when issued and delivered by FPL as provided herein will constitute valid and binding obligations of FPL enforceable against FPL in accordance with their terms, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting mortgagees’ and other creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

(i) The execution and delivery of this agreement and the consummation of the transactions herein contemplated by FPL, the fulfillment of the terms hereof on the part of FPL to be fulfilled, and the compliance by FPL with all the terms and provisions of the Mortgage will not result in a breach of any of the terms or provisions of, or constitute a default under, FPL’s Restated Articles of Incorporation, its Amended and Restated Bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which FPL or any of its subsidiaries is now a party, or violate any law or any order, rule, decree or regulation applicable to FPL or any of its subsidiaries of any federal or state court, regulatory board or body or administrative agency having jurisdiction over FPL or any of its subsidiaries or any of their respective property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of FPL and its subsidiaries taken as a whole.

(j) FPL has no direct or indirect significant subsidiaries (as defined in Regulation S-X (17 CFR Part 210)).

(k) FPL has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of properties or the conduct of its businesses requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, properties or financial condition of FPL and its subsidiaries taken as a whole, and has the power and authority as a corporation necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(l) The Bonds will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(m) The Mortgage (i) has been duly authorized by FPL by all necessary corporate action, has been duly executed and delivered by FPL and is a valid and binding instrument enforceable against FPL in accordance with its terms, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting mortgagees’ and other creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought and (ii) conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(n) FPL is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds from the sale of the Bonds as described in the Pricing Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o) Except as described in the Pricing Disclosure Package and the Prospectus, FPL or its subsidiaries have valid franchises, licenses and permits adequate for the conduct of the business of FPL and its subsidiaries as described in the Pricing Disclosure Package and the Prospectus, except where the failure to have such franchises, licenses and permits would not reasonably be expected to have a material adverse effect on FPL and its subsidiaries taken as a whole.

(p) The interactive data in eXtensible Business Reporting Language filed as exhibits to FPL’s Form 10-K for the year ended ______ [and Form 10-Q[s] for the quarter[s] ended ______, ______ and ______] fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

4. Purchase and Sale. Subject to the terms and conditions in this agreement (including the representations and warranties herein contained), FPL agrees to sell to the respective Underwriters named in Schedule II hereto, severally and not jointly, and the respective Underwriters agree, severally and not jointly, to purchase from FPL for an aggregate purchase price of $__________, the respective principal amount of the Bonds [of each series] set forth opposite their respective names in Schedule II hereto.

The Underwriters agree to make a bona fide public offering of the Bonds as set forth in the Pricing Disclosure Package, such public offering to be made as soon after the execution of this agreement as practicable, subject, however, to the terms and conditions of this agreement. The Underwriters have advised FPL that the Bonds will be offered to the public at the amount per Bond [of each series] as set forth in Schedule I hereto as the Price to Public with respect to the Bonds [of each series] and to certain dealers selected by the Representatives at a price which represents a concession. Such dealers’ concession may not be in excess of _____% of the principal amount per Bond [of each series].

Each Underwriter agrees that (i) no information that is presented by it to investors has been or will be inconsistent with the information contained in the Pricing Disclosure Package as it may then be amended or supplemented and (ii) it will make no offer that would constitute a Free Writing Prospectus that is required to be filed by FPL pursuant to Rule 433 other than an Issuer Free Writing Prospectus in accordance with Section 6(h) hereof. References to the term “Free Writing Prospectus” means a free writing prospectus as defined in Rule 405.

5. Time, Date and Place of Closing, Default of the Underwriters. Delivery of the Bonds [of each series] and payment therefor by wire transfer in federal funds shall be made at 9:00 A.M., New York City time, on the settlement date set forth on Schedule I, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, or at such other time, date or place as may be agreed upon in writing by FPL and the Representatives. The time and date of such delivery and payment are herein called the “Closing Date.”

The Bonds will be issued in the form of one or more global certificates in fully registered form. The Bonds shall be delivered to the Representatives for the respective accounts of the Underwriters against payment by the several Underwriters through the Representatives of the purchase price therefor. Delivery of the Bonds shall be made through the facilities of DTC unless FPL and the Representatives shall otherwise agree. For the purpose of expediting the checking of the Bonds by the Representatives on behalf of the Underwriters, FPL (if delivery of the Bonds shall be made otherwise than through the facilities of DTC) agrees to make such Bonds available to the Representatives for such purpose at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, not later than 2:00 P.M., New York City time, on the business day preceding the Closing Date, or at such other time, date or place as may be agreed upon by FPL and the Representatives.

If any Underwriter shall fail to purchase and pay for the principal amount of the Bonds [of each series] which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any failure on the part of FPL to comply with any of the provisions contained herein), the non-defaulting Underwriters shall be obligated to purchase and pay for (in addition to the respective principal amount of the Bonds [of each series] set forth opposite their respective names in Schedule II hereto) the principal amount of the Bonds [of each series] which such defaulting Underwriter or Underwriters failed to purchase and pay for, up to a principal amount thereof equal to, in the case of each such remaining Underwriter, ten percent (10%) of the aggregate principal amount of the Bonds [of the series as to which there is a default and which are] set forth opposite the name of each such remaining Underwriter in said Schedule II, and such remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to (i) purchase and pay for (in such proportion as may be agreed upon among them) the remaining principal amount of the Bonds [of each series] which the defaulting Underwriter or Underwriters agreed but failed to purchase, or (ii) substitute another Underwriter or Underwriters, satisfactory to FPL, to purchase and pay for the remaining principal amount of the Bonds [of each series] which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any of the Bonds would still remain unpurchased, then FPL shall be entitled to a further period of 24 hours within which to procure another party or other parties that (i) are members of the Financial Industry Regulatory Authority, Inc. or else are not eligible for membership in said Authority but who agree (A) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (B) in making sales to comply with said Authority’s Conduct Rules, and (ii) are satisfactory to the Representatives to purchase such Bonds on the terms herein set forth. In the event that, within the respective prescribed periods, (i) the non-defaulting Underwriters notify FPL that they have arranged for the purchase of such Bonds or (ii) FPL notifies the non-defaulting Underwriters that it has arranged for the purchase of such Bonds, the non-defaulting Underwriters or FPL shall have the right to postpone the Closing Date for a period of not more than three full business days beyond the expiration of the respective prescribed periods in order to effect whatever changes may thus be made necessary in the Registration Statement, the Prospectus or in any other documents or arrangements. In the event that neither the non-defaulting Underwriters nor FPL has arranged for the purchase of such Bonds by another party or parties as above provided, then this agreement shall terminate without any liability on the part of FPL or any Underwriter (other than an Underwriter which shall have failed or refused, otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder, to purchase and pay for the Bonds which such Underwriter has agreed to purchase as provided in Section 4 hereof), except as otherwise provided in Section 6(d), Section 6(f) and Section 9 hereof.

6. Covenants of FPL. FPL agrees with the several Underwriters that:

(a) FPL will timely file the Prospectus and any preliminary prospectus supplement used in connection with the offering of the Bonds with the Commission pursuant to Rule 424. FPL has complied and will comply with Rule 433 in connection with the offering and sale of the Bonds, including applicable provisions in respect of timely filing with the Commission, legending and record-keeping.

(b) FPL will prepare a final term sheet, containing a description of the pricing terms of the Bonds, substantially in the form of Schedule I hereto and approved by the Representatives and will timely file such term sheet with the Commission pursuant to Rule 433.

(c) FPL will, upon request, deliver to the Representatives and to Counsel for the Underwriters (as defined below) one signed copy of the Registration Statement or, if a signed copy is not available, one conformed copy of the Registration Statement certified by an officer of FPL to be in the form as originally filed, including all Incorporated Documents and exhibits, except those incorporated by reference, which relate to the Bonds, including a signed or conformed copy of each consent and certificate included therein or filed as an exhibit thereto. As soon as practicable after the date hereof, FPL will deliver or cause to be delivered to the Underwriters through the Representatives as many copies of the Prospectus and any Issuer Free Writing Prospectus as the Representatives may reasonably request for the purposes contemplated by the Securities Act.

(d) FPL has paid or caused to be paid or will pay or cause to be paid all expenses in connection with the (i) preparation and filing of the Registration Statement, any preliminary prospectus supplement, the Prospectus and any Issuer Free Writing Prospectus, (ii) issuance and delivery of the Bonds as provided in Section 5 hereof, (iii) preparation, execution, filing and recording of the Supplemental Indenture and (iv) printing and delivery to the Representatives for the account of the Underwriters, in reasonable quantities, of copies of the Registration Statement, any preliminary prospectus supplement, the Prospectus, any Issuer Free Writing Prospectus and the Supplemental Indenture. FPL will pay or cause to be paid all taxes, if any (but not including any transfer taxes), on the issuance of the Bonds and recordation of the Supplemental Indenture. FPL shall not, however, be required to pay any amount for any expenses of the Representatives or any of the Underwriters (other than in accordance with the provisions of Section 9 hereof), except that if this agreement shall be terminated in accordance with the provisions of Section 7, Section 8, or Section 10 hereof, FPL will pay or cause to be paid the fees and disbursements of Counsel for the Underwriters, whose fees and disbursements the Underwriters agree to pay in any other event, and FPL shall reimburse or cause to be reimbursed the Underwriters for out-of-pocket expenses reasonably incurred by them in connection with the transactions contemplated by this agreement, not in excess, however, of an aggregate of $5,000 for such out-of-pocket expenses. FPL shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(e) During a period of nine months after the date hereof, if any event relating to or affecting FPL shall occur which, in the opinion of FPL, should be set forth in a supplement to or an amendment to the Prospectus (including an Issuer Free Writing Prospectus) in order to make the Prospectus, in the light of the circumstances pertaining when it is delivered to a purchaser, not misleading, FPL will forthwith at its expense prepare, file with the Commission, if required, and furnish to the Representatives a reasonable number of copies of such supplement or supplements or amendment or amendments to the Prospectus (including an Issuer Free Writing Prospectus) which will supplement or amend the Prospectus so that as supplemented or amended it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances pertaining when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to activities of any of the Underwriters, then the Underwriters shall assume the expense of preparing and furnishing copies of any such amendment or supplement. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months after the date hereof, FPL upon the request of the Representatives will furnish to the Representatives, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10 of the Securities Act.

(f) FPL will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue sky laws of such United States jurisdictions as the Representatives may designate and will pay or cause to be paid filing fees and expenses (including fees of counsel not to exceed $5,000 and reasonable disbursements of counsel), provided that FPL shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process under the laws of any jurisdiction, or to meet other requirements deemed by FPL to be unduly burdensome.

(g) FPL will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders (including holders of the Bonds) as soon as practicable an earnings statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h) Prior to the termination of the offering of the Bonds, FPL will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any amendment or supplement to the Pricing Disclosure Package without prior notice to the Representatives and to Hunton Andrews Kurth LLP, who are acting as counsel for the several Underwriters (“Counsel for the Underwriters”), or any such amendment or supplement to which the Representatives shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Underwriters. FPL has not made any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by FPL with the Commission or retained by FPL pursuant to Rule 433, other than a pricing term sheet substantially in the form as set forth on Schedule I, and FPL will not make any such offer without prior notice to the Representatives and to Counsel for the Underwriters, or any such offer to which the Representatives shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Underwriters.

(i) FPL will advise the Representatives promptly of the filing of the Prospectus pursuant to Rule 424, of the filing of any material pursuant to Rule 433 and of any amendment or supplement to the Pricing Disclosure Package or the Registration Statement or, prior to the termination of the offering of the Bonds, of official notice of the institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement, of receipt from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and, if such a stop order should be entered, or notice of objection should be received, use every commercially reasonable effort to obtain the prompt removal thereof.

(j) If there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then pertaining, not misleading, FPL promptly will notify the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.

(k) On or before the Closing Date, FPL will, if applicable, cause (i) at least one counterpart of the Supplemental Indenture to be duly recorded in the States of Florida, Georgia and Mississippi and (ii) all intangible and documentary stamp taxes due in connection with the issuance of the Bonds and the recording of the Supplemental Indenture to be paid. Within 30 days following the Closing Date, FPL will, if applicable, cause the Supplemental Indenture to be duly recorded in all other counties in which property of FPL which is subject to the lien of the Mortgage is located.

(l) All the property to be subjected to the lien of the Mortgage will be adequately described therein.

7. Conditions of Underwriters’ Obligations to Purchase and Pay for the Bonds. The several obligations of the Underwriters to purchase and pay for the Bonds shall be subject to the performance by FPL of its obligations to be performed hereunder on or prior to the Closing Date and to the following conditions:

(a) The representations and warranties made by FPL herein and qualified by materiality shall be true and correct in all respects and the representations and warranties made by FPL herein that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, in each case, as if made on and as of such date and the Representatives shall have received, prior to payment for the Bonds, a certificate from FPL dated the Closing Date and signed by an officer of FPL to that effect.

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on the Closing Date; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on the Closing Date; and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by FPL and not removed by the Closing Date; and the Representatives shall have received, prior to payment for the Bonds, a certificate from FPL dated the Closing Date and signed by an officer of FPL to the effect that, to the best of his or her knowledge, no such orders are in effect, no proceedings for either such purpose are pending before, or to the knowledge of FPL threatened by, the Commission, and no such notice of objection has been received and not removed.

(c) On the Closing Date, there shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the issuance and sale of the Bonds on the terms herein stated or contemplated, and containing no provision unacceptable to the Representatives by reason of the fact that it is materially adverse to FPL, it being understood that no authorization provided to Counsel for the Underwriters and in effect at the date hereof contains any such unacceptable provision.

(d) On the Closing Date, the Representatives shall have received from Squire Patton Boggs (US) LLP, counsel to FPL, Morgan, Lewis & Bockius LLP, counsel to FPL, and Hunton Andrews Kurth LLP, Counsel for the Underwriters, opinions (with a copy for each of the Underwriters) in substantially the form and substance prescribed in Schedule IV, Schedule V, and Schedule VI hereto (i) with such changes therein as may be agreed upon by FPL and the Representatives, with the approval of Counsel for the Underwriters, and (ii) if the Prospectus relating to the Bonds shall be supplemented or amended after the Prospectus shall have been filed with the Commission pursuant to Rule 424, with any changes therein necessary to reflect such supplementation or amendment.

(e) On the date hereof and on the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter or letters (which may refer to letters previously delivered to the Representatives) (with copies thereof for each of the Underwriters) dated the respective dates of delivery thereof to the effect that (i) they are an independent registered public accounting firm with respect to FPL within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements of FPL audited by them and incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of performing a review of interim financial information as described in the Public Company Accounting Oversight Board (United States) (“PCAOB”) AS 4105, Reviews of Interim Financial Information, on the unaudited [condensed] consolidated financial statements of FPL, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, a reading of the latest available interim unaudited [condensed] consolidated financial statements of FPL, if any, since the close of FPL’s most recent audited fiscal year, a reading of the minutes and consents of the Board of Directors, the Finance Committee of the Board of Directors and the Stock Issuance Committee of the Board of Directors and of the sole common shareholder of FPL since the end of the most recent audited fiscal year, and inquiries of officials of FPL who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the several Underwriters’ purposes), nothing has come to their attention which caused them to believe that (a) the unaudited [condensed] consolidated financial statements of FPL, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, (1) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (2) except as disclosed in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of FPL incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable; (b) at the date of the latest available interim balance sheet read by them and at a specified date not more than five days prior to the date of such letter, there was any change in the common stock or additional paid-in capital or increase in the preferred stock or long-term debt including current maturities and excluding fair value swaps, if any, and unamortized premium and discount on long-term debt of FPL and its subsidiaries, or decrease in common shareholder’s equity of FPL and its subsidiaries, in each case as compared with amounts shown in the most recent [condensed] consolidated balance sheet, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, except in all instances for changes, increases or decreases which the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or which are described in such letter; or (c) for the period from the date of the most recent [condensed] consolidated balance sheet, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, to the latest available interim balance sheet read by them and for the period from the date of the latest available interim balance sheet read by them to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income, except in all instances for decreases which the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, and such other items as the Representatives may reasonably request.

(f) Since the respective most recent times as of which information is given in the Pricing Disclosure Package, and up to the Closing Date, (i) there shall have been no material adverse change in the business, properties or financial condition of FPL and its subsidiaries taken as a whole, except as disclosed in or contemplated by the Pricing Disclosure Package, and (ii) there shall have been no transaction entered into by FPL or any of its subsidiaries that is material to FPL and its subsidiaries taken as a whole, other than transactions disclosed in or contemplated by the Pricing Disclosure Package, and transactions in the ordinary course of business; and at the Closing Date the Representatives shall have received a certificate to such effect from FPL signed by an officer of FPL.

(g) All legal proceedings to be taken in connection with the issuance and sale of the Bonds shall have been satisfactory in form and substance to Counsel for the Underwriters.

In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to FPL. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 6(d) and Section 6(f) hereof.

8. Conditions of FPL’s Obligations. The obligation of FPL to deliver the Bonds shall be subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on the Closing Date; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on the Closing Date; and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by FPL and not removed by the Closing Date.

(b) On the Closing Date, there shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the issuance and sale of the Bonds on the terms herein stated or contemplated, and containing no provision unacceptable to FPL by reason of the fact that it is materially adverse to FPL, it being understood that no authorization in effect at the date hereof contains any such unacceptable provision.

In case the conditions specified above in this Section 8 shall not have been fulfilled, this agreement may be terminated by FPL upon mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 6(d) and Section 6(f) hereof.

9. Indemnification.

(a) FPL agrees to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person (a “Controlling Person”) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and to reimburse each such Underwriter, officer, director and Controlling Person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, including all Incorporated Documents, or in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing, to FPL by or on behalf of any Underwriter, through the Representatives, expressly for use in connection with the preparation of any preliminary prospectus supplement, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof, or arising out of, or based upon, statements in or omissions from the Statements of Eligibility; and provided, further, that the indemnity agreement contained in this Section 9(a) in respect of any preliminary prospectus supplement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or of any officer or director or Controlling Person of such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Bonds [of any series] to any person in respect of any preliminary prospectus supplement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, each as may be then supplemented or amended, furnished by such Underwriter to a person to whom any of the Bonds were sold (excluding in all cases, however, any document then incorporated by reference therein), insofar as such indemnity relates to any untrue or misleading statement made in or omission from such preliminary prospectus supplement, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus, if a copy of a supplement or amendment to such preliminary prospectus supplement, Pricing Prospectus, Prospectus or Issuer Free Writing Prospectus (excluding in all cases, however, any document then incorporated by reference therein) (i) is furnished on a timely basis by FPL to the Underwriter, (ii) is required by law or regulation to have been conveyed to such person by or on behalf of such Underwriter, at or prior to the entry into the contract of sale of the Bonds with such person, but was not so conveyed (which conveyance may be oral or written) by or on behalf of such Underwriter and (iii) would have cured the defect giving rise to such loss, claim, damage or liability. The indemnity agreement of FPL contained in this Section 9(a) and the representations and warranties of FPL contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any of its officers, directors or Controlling Persons, and shall survive the delivery of the Bonds [of any series]. Each Underwriter agrees promptly to notify FPL, and each other Underwriter, of the commencement of any litigation or proceedings against the notifying Underwriter, or any of its officers, directors or Controlling Persons, in connection with the issuance and sale of the Bonds [of any series].

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless FPL, its officers and directors, and each person who controls FPL within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of such Underwriter, through the Representatives, expressly for use in connection with the preparation of any preliminary prospectus supplement, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof. The Underwriters hereby furnish to FPL in writing, expressly for use in the preliminary prospectus supplement dated __________, the Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, the following: [insert information provided by the Underwriters]. FPL acknowledges that the statements identified in the preceding [___] sentence[s] constitute the only information furnished in writing by or on behalf of the several Underwriters expressly for inclusion in the preliminary prospectus supplement dated __________, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. The respective indemnity agreement of each Underwriter contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of FPL or any of its officers or directors or any person who controls FPL within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of any other Underwriter or any of its officers, directors or Controlling Persons, and shall survive the delivery of the Bonds [of each series]. FPL agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against FPL (or any of its controlling persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or any of its officers or directors in connection with the issuance and sale of the Bonds [of any series].

(c) FPL and each of the several Underwriters each agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity or contribution may be sought under the provisions of this Section 9, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity or contribution shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of this indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall elect not to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party or parties, to participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party or parties (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action). FPL and each of the several Underwriters each agree that without the prior written consent of the other parties to such action who are parties to this agreement, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim or proceeding in respect of which such party intends to seek indemnity or contribution under the provisions of this Section 9, unless such settlement, compromise or consent (i) includes an unconditional release of such other parties from all liability arising out of such claim or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other parties.

(d) If, or to the extent, the indemnification provided for in Section 9(a) or Section 9(b) hereof shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in Section 9(a) or Section 9(b) hereof shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of

FPL on the one hand and the Underwriters on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by FPL on the one hand and the Underwriters on the other hand from the offering of the Bonds pursuant to this agreement, and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect thereto from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by FPL or the Underwriters and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. FPL and each of the Underwriters each agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Bonds underwritten by it were offered to the public, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Underwriter to contribute pursuant to this Section 9(d) are several and not joint and shall be in the same proportion as such Underwriter’s obligation to underwrite the Bonds [of the series with respect to which contribution is sought] is to the total principal amount of the Bonds [of such series] set forth in Schedule II hereto.

10. Termination. This agreement may be terminated by the Representatives by delivering written notice thereof to FPL, at any time prior to the Closing Date, if after the date hereof and at or prior to the Closing Date:

(a) (i) there shall have occurred any general suspension of trading in securities on The New York Stock Exchange LLC (the “NYSE”) or there shall have been established by the NYSE or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any general restrictions on the distribution of securities, or trading in any securities of FPL shall have been suspended or limited by any exchange located in the United States or on the over-the-counter market located in the United States or a general banking moratorium declared by New York or federal authorities or (ii) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date hereof, any other national or international calamity or crisis or any material adverse change in financial, political or economic conditions affecting the United States, the effect of any such event specified in this clause (ii) being such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Bonds [of any series] as contemplated in the Pricing Disclosure Package or for the Underwriters to enforce contracts for the sale of the Bonds [of any series]; or

(b) (i) there shall have been any downgrading or any notice of any intended or potential downgrading in the ratings accorded to the Bonds [of any series] or any securities of FPL which are of the same class as the Bonds by either [Moody’s Investors Service, Inc. (“Moody’s”)] or [S&P Global Ratings, a division of S&P Global Inc. (“S&P”)], or (ii) either [Moody’s] or [S&P] shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds [of any series] or any securities of FPL which are of the same class as the Bonds [of any series], the effect of any such event specified in (i) or (ii) above being such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Bonds [of any series] as contemplated in the Pricing Disclosure Package or for the Underwriters to enforce contracts for the sale of the Bonds [of any series].

This agreement may also be terminated at any time prior to the Closing Date if in the judgment of the Representatives the subject matter of any amendment or supplement to the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus prepared and furnished by FPL after the date hereof reflects a material adverse change in the business, properties or financial condition of FPL and its subsidiaries taken as a whole which renders it either inadvisable to proceed with such offering, if any, or inadvisable to proceed with the delivery of the Bonds [of any series] to be purchased hereunder. Any termination of this agreement pursuant to this Section 10 shall be without liability of any party to any other party except as otherwise provided in Section 6(d) and Section 6(f) hereof.

11. Miscellaneous.

(a) The validity and interpretation of this agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles thereunder. This agreement shall inure to the benefit of, and be binding upon, FPL, the several Underwriters and, with respect to the provisions of Section 9 hereof, each officer, director or controlling person referred to in said Section 9, and their respective successors. Nothing in this agreement is intended or shall be construed to give to any other person or entity any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. The term “successors” as used in this agreement shall not include any purchaser, as such purchaser, of any Bonds from any of the several Underwriters.

(b) FPL acknowledges and agrees that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to FPL with respect to the offering of the Bonds as contemplated by this agreement and not as financial advisors or fiduciaries to FPL in connection herewith. Additionally, none of the Underwriters is advising FPL as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the offering of the Bonds as contemplated by this agreement. Any review by the Underwriters of FPL in connection with the offering of the Bonds contemplated by this agreement and the transactions contemplated by this agreement will not be performed on behalf of FPL.

12. Notices. All communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives at the address set forth in Schedule II hereto, or, if to FPL, shall be mailed or delivered to it at 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Treasurer.

13. Counterparts. This agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this agreement will constitute due and sufficient delivery of such counterpart.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this agreement, and any interest and obligation in or under this agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this agreement were governed by the laws of the United States or a state of the United States.

(c) For purpose of this Section 14, (A) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth our understanding, please indicate your acceptance on behalf of the Underwriters in the space provided below for that purpose, whereupon this letter and your acceptance on behalf of the Underwriters shall constitute a binding agreement between FPL and the Underwriters.

Very truly yours,

Florida Power & Light Company

By:
Name:
Title:

Accepted and delivered as of the date

first above written by the

Representatives on behalf of the Underwriters

By:
Name:
Title:

SCHEDULE I

Florida Power & Light Company

Pricing Term Sheet

[Date]

Issuer: Florida Power & Light Company

Designation:

Registration Format:

Principal Amount:

Date of Maturity:

Interest Payment Dates:

Coupon Rate:

Price to Public:

[Benchmark Treasury:

Benchmark Treasury Yield:

Spread to Benchmark

Treasury Yield:

Reoffer Yield:]

Redemption:

Trade Date:

Settlement Date:

CUSIP/ ISIN Number:

[Other Terms:]

Expected Credit Ratings:*

Underwriters:

*

A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

The terms “___________” and “__________” have the meanings ascribed to each such term in the Issuer’s Preliminary Prospectus Supplement, dated ___________.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling __________ toll-free at __________ or __________ toll-free at __________.

SCHEDULE II

Representatives	Addresses

Underwriters	Principal Amount
Total

SCHEDULE III

PRICING DISCLOSURE PACKAGE

(1) Base Prospectus, dated ________________

(2) Preliminary Prospectus Supplement, dated _______________ (which shall be deemed to include the Incorporated Documents filed at or prior to the Applicable Time to the extent not superseded by Incorporated Documents filed at or prior to the Applicable Time)

(3) Issuer Free Writing Prospectus

(a) Pricing Term Sheet in the form attached as Schedule I to the Underwriting Agreement dated __________, as filed with the SEC